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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated June 12, 1996 relating to the consolidated financial statements of R&G Financial Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.





PRICE WATERHOUSE

San Juan, Puerto Rico
June 17, 1996